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                                                                    EXHIBIT 10.2

                          WAIVER AND SIXTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT



         THIS WAIVER AND SIXTH AMENDMENT TO LOAN AND SECURITY Agreement (this "Amendment") is made and entered into as of the 7th day of August, 2000, by and among BANK OF AMERICA, N.A., formerly NationsBank, N.A., as agent (the "Agent") for the lenders (the "Lenders") from time to time party to the Loan Agreement (as hereafter defined), the Lenders, AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, a Delaware corporation ("AAS"), and the Subsidiaries of AAS party to the Loan Agreement as borrowers (together with AAS, the "Borrowers").


                              W I T N E S S E T H :


         WHEREAS, the Agent, the Lenders and the Borrowers entered into that certain Loan and Security Agreement, dated as of May 25, 1999 (as amended from time to time, the "Loan Agreement"), pursuant to which the Agent and the Lenders agreed to extend certain financial accommodations to the Borrowers; and

         WHEREAS, pursuant to the Loan Agreement, the Borrowers agreed, among other things, to maintain the outstanding loan balance within a borrowing base and to comply with certain minimum availability and financial covenants; and

         WHEREAS, the Borrowers have allowed the outstanding loan balance to exceed the borrowing base and have violated and continue to violate the minimum availability and financial covenants set forth in the Loan Agreement; and

         WHEREAS, the Borrowers' agreements to maintain the outstanding loan balance within a borrowing base, and to comply with certain minimum availability and financial covenants, were material inducements to the Agent's and the Lenders' agreement to enter into the Loan Agreement, and the Lenders would not have agreed to make loans available to the Borrowers without the assurance that the Borrowers would comply with such agreements; and

         WHEREAS, the Borrowers requested that the Agent and the Lenders forbear from exercising their rights and remedies with respect to such defaults; and

         WHEREAS, the Borrowers, the Agent and the Lenders entered into that certain Fifth Amendment and Forbearance Agreement dated as of June 22, 2000 (the "Forbearance

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Agreement"), pursuant to which the Agent and the Lenders agreed, subject to the terms and conditions set forth therein, to forbear from exercising their rights and remedies for a limited period of time; and

         WHEREAS, the forbearance period set forth in the Forbearance Agreement has expired, and the Borrowers have been unable to cure such defaults; and

         WHEREAS, as a result of such expiration, the Agent and the Lenders have the right, as set forth in the Loan Agreement and the other Loan Documents, to immediately accelerate all of the Secured Obligations and exercise all of their rights and remedies with respect to the Collateral, all without notice to the Borrowers; and

         WHEREAS, the Borrowers have requested that the Agent and the Lenders waive such defaults and amend the Loan Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Agent and the Lenders are willing to grant such waivers and amend the Loan Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

         2. The Borrowers acknowledge that they are in default under (a) SECTION 2A.3(B) of the Loan Agreement, for periods up to and including the date hereof, as a result of the fact that the unpaid principal amount of the Revolving Credit Loans has exceeded, and continues to exceed, the Borrowing Base, (b) SECTION 11.1(B) of the Loan Agreement for the fiscal quarter ending on June 30, 2000, as a result of the Borrowers' failure to maintain the Consolidated Funded Indebtedness to Consolidated EBITDA ratio set forth therein, (c) SECTION 11.1(C) of the Loan Agreement for the fiscal quarter ending on June 30, 2000, as a result of the Borrowers' failure to maintain the Consolidated fixed charge coverage ratio set forth therein, (d) SECTION 11.5 of the Loan Agreement for fiscal year 2000, as a result of the Borrowers' failure to comply with the Capital Expenditure limit set forth therein, and (e) SECTION 11.17 of the Loan Agreement for periods up to and including the date hereof, as a result of the Borrowers' failure to comply with the minimum Availability covenant set forth therein (collectively, the "Specified Defaults"). The Borrowers acknowledge that, because of the Specified Defaults, the Agent and the Lenders have the right, among other things, to declare all of the Secured Obligations to be immediately due, payable and performable, and to enforce collection of the Secured Obligations by repossessing and disposing of any interest in the Collateral thereunder, as more fully set forth in ARTICLE 12 of the Loan Agreement. In consideration of the Borrowers' timely and strict compliance with their agreements set forth in the Loan Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Borrowers set forth herein and in the Loan Agreement, as amended hereby, the Agent and the Lenders hereby waive the Specified Defaults. Notwithstanding the foregoing, the Agent and the

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Lenders reserve their rights and remedies at all times with respect to any
Default or Event of Default under the Loan Agreement or this Amendment other than a Specified Default, whether presently existing or occurring hereafter.

         3. To induce the Agent and the Lenders to enter into this Amendment and grant the accommodations set forth herein, the Borrowers agree with the Agent and the Lenders as follows:

                  (a) Until the Required Lenders otherwise consent in writing, the Borrowers shall provide to the Agent and the Lenders a Borrowing Base Certificate on each Business Day, prepared as of the close of business on the immediately preceding Business Day to reflect information with respect to Receivables (including, without limitation, sales and collections) as of such immediately preceding Business Day; provided, however, that information on such Borrowing Base Certificates with respect to Inventory shall only be required to be updated as of the close of business on the last Business Day of each calendar month within fifteen Business Days of the end of such calendar month.

                  (b) Until Availability first equals or exceeds $1,000,000 after the date hereof, the Borrowers shall have no right to request or receive, and the Lenders shall have no obligation to make, any LIBOR Rate Loans (nor shall any existing Loan be converted to or continued as a LIBOR Rate Loan) or Capital Expenditure Loans.

                  (c) Until Availability first equals or exceeds $1,000,000 after the date hereof, each Borrower agrees that it shall not return $50,000 (based on such Borrower's cost therefor) or more of Inventory to any vendor for any reason without the prior written consent of the Agent and the Lenders.

                  (d) Until Availability first equals or exceeds $1,000,000 after the date hereof, no Receivable included in any Borrowing Base Certificate on or after the date hereof in excess of $250,000 shall constitute an Eligible Receivable until approved by the Agent. For each such Receivable, the Borrowers shall provide the Agent with true and complete copies of the invoice and purchase order with respect thereto (such copies to be sent to the attention of both Byron Turner and John Bohan (facsimile number 404-607-6437)). With respect to any Receivable that is not approved by the Agent pursuant to this paragraph, the Agent agrees to notify the Borrowers' Agent of such disapproval on the Business Day following the actual receipt by the Agent of the applicable invoice and purchase order for such Receivable and, if such notification is not sent to the Borrowers' Agent on such following Business Day, and such Receivable would otherwise constitute an Eligible Receivable, such Receivable shall be included in the Borrowing Base.

                  (e) It shall constitute an immediate Event of Default if AAS does not receive, following the date hereof, at least $1,000,000 of equity by August 15, 2000 (such equity is hereafter referred to as the "Initial Equity Investment") on terms and conditions (including all applicable legal documents) acceptable to the Agent and the Lenders in their discretion.

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                  (f) It shall constitute an immediate Event of Default if AAS does not receive, following the date hereof and in addition to the Initial Equity Investment, at least $5,000,000 of equity by August 31, 2000 (such equity is hereafter referred to as the "Secondary Equity Investment") on terms and conditions (including all applicable legal documents) acceptable to the Agent and the Lenders in their discretion.

                  (g) It shall constitute an immediate Event of Default if AAS does not receive, following the date hereof and in addition to the Initial Equity Investment and the Secondary Equity Investment, at least $10,000,000 of equity or Subordinated Indebtedness by September 30, 2000 (such equity or Subordinated Indebtedness is hereafter referred to as the "Subordinated Indebtedness Investment"; the Initial Equity Investment, the Secondary Equity Investment and the Subordinated Indebtedness Investment are sometimes collectively referred to as the "Additional Capital") on terms and conditions (including all applicable legal documents) acceptable to the Agent and the Lenders in their discretion.

                  (h) The proceeds from the Additional Capital described above, together with the proceeds of any Asset Disposition with respect to the stock or assets of AAS Aircraft Services, Inc. ("Aircraft Services"; any such Asset Disposition with respect to Aircraft Services is sometimes referred to herein as an "Aircraft Services Disposition"), shall be applied by the Borrowers to the partial repayment of the then-outstanding Secured Obligations as provided in SECTION 4.9 of the Loan Agreement; provided, however, that (i) the proceeds from the Additional Capital shall be applied to the Secured Obligations on the date such proceeds are received by the Borrowers; and (ii) (A) with respect to the Additional Capital, such proceeds shall be applied first to the outstanding Revolving Credit Loans to the extent thereof and then to Capital Expenditure Loans to the extent thereof, and (B) with respect to any Aircraft Services Disposition, the first $1,425,000 of such proceeds shall be applied to the outstanding Capital Expenditure Loans made to finance assets of Aircraft Services and then to the outstanding Revolving Credit Loans to the extent thereof. Nothing contained in this paragraph shall be construed to permit any Borrower to consummate any Asset Disposition or other merger, consolidation or asset sale (other than sales and leases of Inventory in the ordinary course of business) without the prior written consent of the Required Lenders.

                  (i) Notwithstanding anything to the contrary set forth in any of the Loan Documents, the Borrowers shall not cause or permit an Overadvance in excess of $7,200,000 to exist during the period from the date hereof to and including the earlier of September 30, 2000, and the occurrence of a Default or Event of Default (it being understood that, upon the occurrence of any Default or Event of Default prior to September 30, 2000, the Borrowers shall be required to immediately and permanently reduce all Overadvances to zero); provided, however, that the Overadvance limit set forth above shall be immediately and permanently reduced (and, upon the elimination of the Overadvances, the minimum Availability which the Borrowers are required to maintain shall be increased but shall not exceed $1,000,000) by an amount equal to (i) 70% of the

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         proceeds from the Secondary Equity Investment on the date of receipt by
         AAS thereof; (ii) 100% of the proceeds of the Subordinated Indebtedness Investment on the date of the funding thereof; and (iii) 100% of the amount applied to the Revolving Credit Loans as the result of the receipt of the proceeds from an Aircraft Services Disposition;
         provided, further, that the Lenders shall not be obligated to make any Loan to the Borrowers if the making of such Loan would create an Overadvance in excess of $7,000,000, it being understood that the Agent intends to fund any Overadvance between $7,000,000 and $7,200,000 as an Agent Advance under SECTION 4.7(D)(II) of the Loan Agreement. (By way of example, if, on August 20, 2000, Overadvances equal $7,200,000 and the Borrowers receive the Secondary Equity Investment in an amount of $5,000,000, the Overadvance limit would decrease to $3,700,000 ($7,200,000 minus 70% of $5,000,000). If the Subordinated Indebtedness Investment were then funded on September 15, 2000, in the amount of $10,000,000, the Overadvance limit would decrease to zero and the Borrowers would be required to maintain Availability of at least $1,000,000 thereafter.) From and after the earlier of October 1, 2000 and the first date on which Availability equals or exceeds $1,000,000, the Borrowers shall be required to comply with the $1,000,000 minimum Availability covenant set forth in SECTION 11.17 of the Loan Agreement. As used herein, "Overadvance" shall mean, as of any date of determination, the amount by which the outstanding principal balance of Revolving Credit Loans exceeds the Borrowing Base. In the event an Overadvance exists at any time in excess of the applicable limit, the Agent and the Lenders may immediately exercise all of their rights and remedies under the Loan Documents as a result thereof.

                  (j) If the Borrowers fail to obtain any portion of the Additional Capital by the applicable date required by paragraphs (e),
         (f) and (g) above, or if the Borrowers fail to reduce the Overadvances or maintain the minimum Availability as required by paragraph (i) above, the Borrowers shall (i) within thirteen (13) Business Days of any such failure, engage a liquidation consultant reasonably acceptable to the Agent, and (ii) within twenty-two (22) Business Days of any such failure, deliver to the Agent and the Lenders the written report and recommendations, in scope and detail reasonably satisfactory to the Agent and the Lenders, of such liquidation consultant. The engagement of such consultant and the delivery of such report shall be in addition to, and shall not limit in any way, any other rights and remedies of the Agent and the Lenders with respect to any Event of Default under paragraphs (e), (f), (g) and (i) above.

                  (k) Until Availability first equals or exceeds $1,000,000 after the date hereof, the Borrowers, the Lenders and the Agent agree that the Agent Advances under SECTION 4.7(D)(II) of the Loan Agreement shall not exceed $200,000 at any one time outstanding.

                  (l) No payment shall be made by AAS Technologies or any other Borrower with respect to the AAS Technologies Indebtedness, nor shall any Investment be made in AAS Technologies by any of the other Borrowers for the purpose of repaying any of the AAS Technologies Indebtedness, unless after giving effect to such payment the Borrowers are in compliance with all of the terms and conditions of the Loan Agreement, including without limitation, (i) the $1,000,000 minimum Availability requirement set

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         forth in SECTION 11.17 of the Loan Agreement, and (ii) the financial covenants set forth in SECTION 11.1 of the Loan Agreement; provided, however, so long as no Event of Default exists or would be caused thereby, AAS Technologies may make regularly scheduled interest payments at the non-default contract rate on the AAS Technologies Indebtedness.

                  (m) Until Availability first equals or exceeds $1,000,000 after the date hereof, the Borrowers shall provide to the Agent, by the third Business Day of each week as of the close of business on the last Business Day of the immediately preceding week, a contra report, in form acceptable to the Agent, disclosing all Account Debtors to which any Borrower owes any Indebtedness and the amounts owing by such Account Debtors to the Borrowers and by the Borrowers to such Account Debtors.

                  (n) The terms, conditions and provisions set forth in this paragraph 3 may not be amended, modified or waived without the written agreement of the Borrowers, the Agent and the Lenders.

                  (o) Any failure by any Borrower to comply with any of the terms and conditions of any part of this paragraph 3 shall constitute an immediate Event of Default.

         4. The Loan Agreement is hereby amended by deleting all references to "NationsBank, N.A." and substituting "Bank of America, N.A." in lieu thereof, and by deleting all references to "NationsBank" and substituting "Bank of America" in lieu thereof.

         5. The Loan Agreement is hereby amended by deleting the definitions of "Borrowing Base" and "Revolving Credit Facility" set forth in SECTION 1.1 and substituting the following in lieu thereof:

         "Borrowing Base" means at any time an amount equal to the lesser of:

         (a) the Revolving Credit Facility MINUS the sum of

                  (i) the Letter of Credit Reserve, PLUS

                  (ii) such other reserves as the Agent in its reasonable judgment may establish from time to time in accordance with customary asset-based lending practices, and

         (b) an amount equal to

                  (i) 80% of the face value of the Eligible Domestic Receivables due and owing to the Borrowers at such time, PLUS

                  (ii) the lesser of

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                           (A) 75% of the face value of the Eligible Foreign
                  Receivables due and owing to the Borrowers at such time, AND

                           (B) $5,000,000;

                  provided, however, the amount available under clause (b)(ii) shall in no event exceed 50% of the total amount under clause
                  (b) above, PLUS

                  (iii) 60% of the Orderly Liquidation Value of the Eligible Parts Inventory of the Borrowers at such time, PLUS

                  (iv) 85% of the Orderly Liquidation Value of the Eligible Inventoried Engine Inventory of the Borrowers at such time, PLUS

                  (v) 85% of the Orderly Liquidation Value of Eligible Domestic Leased Engine Inventory of the Borrowers at such time, provided that the Orderly Liquidation Value of any item of Eligible Domestic Leased Engine Inventory included in the Borrowing Base shall be limited to the Lease Present Value of the Lease Agreement to which such Inventory is subject, PLUS

                  (vi) the lesser of

                           (A) 85% of the Orderly Liquidation Value of Eligible
                  Foreign Leased Engine Inventory of the Borrowers at such time, provided that the Orderly Liquidation Value of any item of Eligible Foreign Leased Engine Inventory included in the Borrowing Base shall be limited to the Lease Present Value of the Lease Agreement to which such Inventory is subject, AND

                           (B) $5,000,000;

                  provided, however, in any event, the dollar amount included in the Borrowing Base under clauses (v) and (vi) above shall at no time exceed in the aggregate $25,000,000 minus all Special Purpose Subsidiary Indebtedness outstanding at such time; provided, further, in any event, the dollar amount included in the Borrowing Base under clauses (iii), (iv), (v) and (vi) above shall at no time exceed (1) from August 1, 2000 through and including September 30, 2000, $61,000,000 in the aggregate; or (2) from and after October 1, 2000, $60,000,000, MINUS

                  (vii) the sum of

                           (A) the Letter of Credit Reserve, PLUS

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                           (B) such other reserves as the Agent in its
                  reasonable judgment may establish from time to time in accordance with customary asset-based lending practices.

                  The Borrowing Base shall be adjusted upon the sale of (i) any Eligible Parts Inventory (if the net book value of the Parts Inventory sold exceeds $250,000 per transaction), and (ii) any Eligible Engine Inventory, by removing the net book value of the Parts Inventory from the Borrowing Base and removing the Orderly Liquidation Value of the Engine Inventory from the Borrowing Base at the earlier to occur of (i) the time the Agent delivers to the Borrowers the instrument releasing such Inventory from the Security Interest, or (ii) the time the Borrowers transfer title to such item of Inventory. The Borrowers shall deliver to the Agent a revised Borrowing Base Certificate within 5 Business Days of the earlier to occur of
                  (i) or (ii), above.

                  Notwithstanding the fact that an Orderly Liquidation Value appraisal for such Inventory has not yet been completed and received by the Agent in accordance with SECTION 8.12(F), upon the Borrowers' request and, with respect to Bulk Purchases, at the discretion of the Agent, and provided all other conditions to eligibility have been met, the Borrowing Base shall be adjusted following the acquisition by any Borrower of Engine Inventory or Parts Inventory (if such acquisition was in connection with a Bulk Purchase) in connection with (i) the purchase of such Inventory in the ordinary course of business,
                  (ii) a Permitted Acquisition, or (iii) an Acquisition expressly permitted by the Required Lenders. The Borrowers shall provide the Agent with such information regarding any such Inventory to enable the Agent to determine whether such Inventory is eligible for inclusion in the Borrowing Base. Such adjustment to the Borrowing Base shall be effected by the Borrowers providing to the Agent an updated Borrowing Base Certificate specifying the Eligible Parts Inventory and the Eligible Engine Inventory acquired by the Borrowers pursuant to such Bulk Purchase and including in the Borrowing Base either (i) 60% of the Borrowers' cost (as evidenced by the invoice therefor) for such Eligible Parts Inventory, or (ii) 70% of the Borrowers' cost (as evidenced by the invoice therefor) for such Eligible Engine Inventory.

                  In addition, at the Agent's discretion, if an Orderly Liquidation Value appraisal for such Inventory has been completed and received by the Agent in accordance with SECTION 8.12(F), upon the Borrowers' request and provided all conditions to eligibility have been met, the Borrowing Base shall be adjusted to reflect intra-month acquisitions of Eligible Parts Inventory and Eligible Engine Inventory acquired in connection with Bulk Purchases. Such adjustment to the Borrowing Base shall be effected by

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                  the Borrowers providing to the Agent an updated Borrowing Base
                  Certificate specifying the Eligible Parts Inventory and the Eligible Engine Inventory acquired by the Borrowers pursuant to such Bulk Purchase. The Borrowing Base shall also be adjusted on a monthly basis, based on the Orderly Liquidation Value appraisals delivered under SECTION 8.12(F). Notwithstanding anything to the contrary contained herein, Inventory acquired in connection with a Bulk Purchase shall be eligible for inclusion in the Borrowing Base (subject to the conditions set forth in this paragraph and in the preceding paragraph) only at the Agent's discretion, for all Bulk Purchases with purchase prices of not more than $4,000,000 per Bulk Purchase, and only with the consent of the Required Lenders, for all Bulk Purchases with purchase prices of $4,000,000 or greater per Bulk Purchase.

                  Notwithstanding the foregoing, no Receivables acquired in connection with a Permitted Acquisition shall be eligible for inclusion in the Borrowing Base until such time as a field examination has been completed by the Agent or its designee with respect to the Receivables acquired.

                  Upon the request of the Borrowers, the Lenders will in their discretion consider including in the Borrowing Base certain Parts Inventory and aircraft leased by a Borrower to an Account Debtor. Establishment of advance rates and eligibility definitions for such leased Collateral, as well as the decision regarding whether to include such leased Collateral in the Borrowing Base at all, shall be made by the Lenders in their discretion. Any Parts Inventory or aircraft leased by a Borrower to an Account Debtor and determined by the Lenders to be eligible for inclusion in the Borrowing Base shall nonetheless be subject to the limit set forth in the proviso following clause (vi) above.

                  "Revolving Credit Facility" means the principal amount of $85,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrowers.

         6. The Loan Agreement is hereby amended by deleting the reference to "$100,000,000" in SECTION 2B.1(A)(II) and substituting "$85,000,000".

         7. The Loan Agreement is hereby amended by deleting SECTION 11.1 and substituting the following in lieu thereof:

                  SECTION 11.1 Financial Ratios.

                  (a) Minimum Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth of the Borrowers and their Consolidated Subsidiaries, measured at the end of the 2000 fiscal year, to be less than

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         $15,000,000; for each subsequent fiscal year end, the required Minimum
         Consolidated Tangible Net Worth shall be increased by the greater of
         (i) 75% of the Consolidated positive Net Income of the Borrowers and their Consolidated Subsidiaries for the previous fiscal year, or (ii) $2,500,000.

                  (b) Maximum Consolidated Funded Indebtedness to Consolidated EBITDA Ratio. Permit the ratio of the Consolidated Funded Indebtedness of the Borrowers and their Consolidated Subsidiaries as of any fiscal quarter end, to the Consolidated EBITDA of the Borrowers and their Consolidated Subsidiaries for the preceding four fiscal quarters, to be greater than 5.0 to 1 for any quarter, commencing with the fiscal quarter ending March 31, 2001.

                  (c) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the ratio of (i) the Consolidated EBITDA of the Borrowers and their Consolidated Subsidiaries other than any Special Purpose Subsidiaries, minus Unfunded Capital Expenditures, dividends and cash taxes paid by the Borrowers and their Consolidated Subsidiaries other than any Special Purpose Subsidiaries, to (ii) the Consolidated Fixed Charges of the Borrowers and their Consolidated Subsidiaries other than any Special Purpose Subsidiaries, to be less than 2.0 to 1 as of the fiscal quarter ending March 31, 2001 and as of any fiscal quarter ending thereafter, measured for the immediately preceding four fiscal quarters.

         8. The Loan Agreement is hereby amended by deleting SECTION 11.5 and substituting the following in lieu thereof:

                  SECTION 11.5 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrowers and their Subsidiaries may make or incur Capital Expenditures in the 2000 fiscal year in an amount not to exceed, in the aggregate, $6,200,000, and the Borrowers and their Subsidiaries may make or incur Capital Expenditures in any subsequent fiscal year in an amount not to exceed, in the aggregate for any such fiscal year, $2,500,000.

         9. The Loan Agreement is hereby amended by deleting ANNEX II and substituting the ANNEX II attached hereto in lieu thereof.

         10. The Borrowers have previously executed and delivered a Revolving Credit Note and a Capital Expenditure Note in favor of each Lender. In order to reflect the decrease in the Revolving Credit Facility as set forth in this Amendment, the principal face amount of the Revolving Credit Note in favor of each Lender is hereby amended as set forth below:

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      Lender                                      Revolving Credit Note
      ------                                      ---------------------

      Bank of America, N.A.                           $51,000,000

      National Bank of Canada,                        $21,250,000
      a Canadian chartered bank

      The CIT Group / Business Credit, Inc.           $12,750,000
                                                      -----------

      Total:                                          $85,000,000

         11. The Borrowers, the Lenders and the Agent each hereby acknowledge and agree that, pursuant to the amendments to the Loan Agreement set forth in the Forbearance Agreement, the first scheduled principal repayment with respect to the Capital Expenditure Loans shall be due on October 1, 2000. The previous sentence constitutes only a clarification, and the failure to restate any other amendments previously made the Loan Agreement, in the Forbearance Agreement or otherwise, shall not be construed as an indication that such amendments are no longer in full force and effect.

         12. The Borrowers agree to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent and the Lenders. The Borrowers authorize the Agent to charge the Borrowers' Loan Account for such fees and expenses.

         13. To induce the Agent and each Lender to enter into this Amendment, the Borrowers hereby represent and warrant that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default.

         14. The Borrowers hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Loan Agreement and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

         15. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Agent and the Lenders.

         16. To induce the Agent and the Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower agrees that (a) except as expressly set forth herein, neither the Agent nor any Lender has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto, and (c) the execution and delivery of this Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of the Agent or any Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement.

         17. To induce the Agent and the Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of such Borrower against the Agent or any Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Secured Obligations, or any other arrangement or relationship between the Agent, any Lender and such Borrower, and (b) releases, acquits, remises and forever discharges the Agent and each Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which such Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Amendment with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Secured Obligations, or any other arrangement or relationship between the Agent or any Lender and such Borrower.

         18. The Borrowers agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

         19. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         20. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         21. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

         IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Amendment to be duly executed by their authorized officers in several counterparts, all as of the date first above written.

                                   BORROWERS:

                                   AMERICAN AIRCARRIERS SUPPORT,
                                   INCORPORATED

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------

                                   AAS ENGINE SERVICES, INC.

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------


                                   AAS LANDING GEAR SERVICES, INC.

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------


                                   AAS COMPLETE CONTROLS, INC.

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------


                                   AAS-AMJET, INC.

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------

                                   AAS AIRCRAFT SERVICES, INC.

                                   By:    /s/ Karl F. Brown
                                          --------------------------------------
                                   Name:  Karl F. Brown
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------



                                   LENDERS:

                                   BANK OF AMERICA, N.A., formerly
                                   NationsBank, N.A.

                                   By: /s/Byron J. Turner, III
                                       -----------------------------------------
                                       Byron J. Turner III
                                       Vice President



                                   NATIONAL BANK OF CANADA, a Canadian
                                   chartered bank

                                   By: /s/Bill Handley
                                       -----------------------------------------
                                        Name: Bill Handley
                                              ----------------------------------
                                        Title: Vice President and Manager
                                               ---------------------------------

                                   By: /s/Dan Shaw
                                       -----------------------------------------
                                        Name: Dan Shaw
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                   THE CIT GROUP/BUSINESS CREDIT, INC.

                                   By:/s/ Jay Nomina
                                      ------------------------------------------
                                        Name: Jay Nomina
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                   AGENT:

                                   BANK OF AMERICA, N.A., formerly
                                   NationsBank, N.A.


                                   By: /s/Byron J. Turner, III
                                       -----------------------------------------
                                       Byron J. Turner III
                                       Vice President

                          NOTARY JURAT FOR EXECUTION OF
                        WRITTEN OBLIGATIONS TO PAY MONEY
                              BY FLORIDA BORROWERS


         On this the 7th day of August, 2000, before me, the undersigned, a Notary Public in and for the State of North Carolina, County of Mecklenburg, Karl F. Brown personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the Chief Executive Officer of each of American Aircarriers Support, Incorporated, AAS Engine Services, Inc., AAS-Amjet, Inc., AAS Landing Gear Services, Inc., AAS Complete Controls, Inc. and AAS Aircraft Services, Inc., who, being by me first duly sworn, stated that:

1. He/She executed the foregoing agreement on behalf of such corporations pursuant to their by-laws or resolutions of their boards of directors, said execution taking place in the State of North Carolina, County of Mecklenburg; and

2. He/She has this day delivered the foregoing agreement to Bank of America, N.A. at Fulton County, Georgia.


                                        Signature of Borrowers' Officer:


                                        By: /s/ Karl F. Brown
                                            ------------------------------------
                                        Name: Karl F. Brown
                                              ----------------------------------


Sworn to and subscribed before me this 7th day of August, 2000:

/s/ Judy B. Martin
-------------------------------
      Notary Signature

My Commission Expires:

December 14, 2002
-------------------------------

      [Affix Notarial Seal]

                          AFFIDAVIT REGARDING DELIVERY

         On this the ____ day of August, 2000, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Fulton, Byron J. Turner III personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be a Vice President of Bank of America, N.A., who, being by me first duly sworn, stated that Bank of America, N.A., as Agent, has received delivery of the foregoing agreement in the State of Georgia, County of Fulton.


                                          /s/Byron J. Turner, III
                                          --------------------------------------
                                          Signature of Officer of Agent



Sworn to and subscribed before me this ______ day of August, 2000:


--------------------------------
       Notary Signature

My Commission Expires:


--------------------------------

      [Affix Notarial Seal]

                                    ANNEX II



                                   Commitments



1.       Bank of America, N.A.                       $51,000,000

2.       National Bank of Canada, a
         Canadian chartered bank                     $21,250,000

3.       The CIT Group/Business Credit, Inc.         $12,750,000
                                                     -----------

         Total Commitment                            $85,000,000